UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2011

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On May 5, 2011, Horizon held its Annual Meeting of Shareholders, and the matters voted upon at the Annual Meeting and the results of the voting were as follows:

Proposal 1: Election of Directors

Horizon’s shareholders elected the three persons nominated to serve as directors, as set forth below:

Director	Expiration of Term	Votes For	Withheld Vote	Broker Non-Votes
Craig M. Dwight	2014	1,862,114	38,324	477,274
James B. Dworkin	2014	1,859,987	40,451	477,274
Daniel F. Hopp	2014	1,857,653	42,785	477,274

Proposal 2: Advisory Vote on Executive Compensation

Horizon’s shareholders approved a non-binding, advisory proposal on executive compensation proposed by Horizon:

	For	Against	Abstain	Broker Non-Votes
Advisory Vote on Executive Compensation	1,851,539	24,040	24,859	477,274

Proposal 3: Ratification of the Appointment of BKD, LLP as Auditors for 2011

Horizon’s shareholders ratified the appointment of BKD, LLP as independent auditors for 2011:

	For	Against	Abstain
Ratification of the appointment of BKD, LLP as auditors for 2011	2,350,839	9,591	17,282

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 6, 2011	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer